UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2013

CAMAC ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34525	30-0349798
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1330 Post Oak Boulevard, Suite 2250, Houston, Texas 77056
(Address of principal executive offices) (Zip Code)

(713) 797-2940
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On May 13, 2013, CAMAC Energy Inc. held its annual meeting of stockholders pursuant to notice duly given for the purpose of (i) seeking stockholder approval of the proposal to elect seven directors to the Board and (ii) to ratify the appointment of Grant Thornton LLP, independent registered public accounting firm, as our auditors for fiscal year 2013.  The results of the stockholder votes are set forth below.

1.           Election of Directors:

The following nominees were elected as directors by the votes indicated below for a term that will expire on the date of the 2014 annual meeting of stockholders.

Director Nominee Name	Number of Votes For	Number of Votes Against	Broker Non-Votes
Dr. Kase Lukman Lawal	98,421,528	208,548	--
Dr. Lee Patrick Brown	98,419,155	210,921	--
William E. Campbell	98,456,027	174,049	--
J. Kent Friedman	98,430,806	199,270	--
John Hofmeister	98,455,306	174,770	--
Ira Wayne McConnell	98,455,528	174,548	--
Hazel R. O’Leary	98,427,306	202,770	--
Total Votes Cast:	98,630,076

No other person received any votes.

2.   Approval of the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2013:

This proposal was approved by the votes indicated below.

Number of votes for:	Number of votes against:	Abstentions:
98,513,614	108,962	7,500

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMAC Energy Inc.

Dated: May 14, 2013	By:	/s/ Nicolas J. Evanoff
Senior Vice President, General Counsel and Secretary

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